EXHIBIT 10.17
FRANKLIN RESOURCES, INC.
NOTICE OF RESTRICTED STOCK AWARD
Name:    Adam Spector (“Participant”)
Address:    Brandywine Global Investment Management, LLC
        1735 Market Street, Suite 1800
        Philadelphia, PA 19103
In accordance with the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (the “Plan”), Franklin Resources, Inc. (the “Company”) has awarded Participant the shares of common stock of the Company, subject to the terms and conditions of the accompanying Restricted Stock Award Agreement (including the Exhibits attached thereto) (the “Award Agreement”), this Notice of Restricted Stock Award (the “Notice of Award” and together with the Award Agreement, the “Award Documentation”) and the Plan, as follows. Capitalized terms used but not defined in this Notice of Award shall have the meanings ascribed to such terms in the Plan.

Date of Grant:	September 2, 2020

Total Number of Restricted Shares (the “Shares”) Awarded:	263,578
The Shares shall vest in accordance with the Vesting Schedule (as defined in the Award Agreement), subject to the limitations set forth in the Award Documentation and the Plan. Unless otherwise set forth in the Award Documentation and the Plan, (i) if Participant’s Continuous Status as an Employee terminates for any reason prior to the applicable vesting date of the Shares, the unvested Shares shall be forfeited and deemed reconveyed to the Company on the date of such termination, and the Company shall thereafter be the legal and beneficial owner of such reconveyed Shares, as applicable, and shall have all rights and interest in or related thereto without further action by Participant, and (ii) if any Shares do not vest as of the fourth (4th) anniversary of the Closing Date (as defined in Exhibit A to the Award Agreement), such unvested Shares shall be forfeited and deemed reconveyed to the Company on the fourth (4th) anniversary of the Closing Date, and the Company shall thereafter be the legal and beneficial owner of such reconveyed Shares, as applicable, and shall have all rights and interest in or related thereto without further action by Participant.
Nothing in the Award Documentation or in the Plan, which is incorporated herein by this reference, affects the Company’s, or a Subsidiary’s, right to terminate, or to change the terms of, Participant’s employment at any time.
From time to time, the Company may be in a “Blackout Period” and/or subject to applicable securities laws that could subject Participant to liability for engaging in any transaction involving the sale of the Shares. Prior to the sale of any vested Shares, it is Participant’s responsibility to determine whether or not such sale of Shares will subject Participant to liability under insider trading rules or other applicable securities laws.
In receiving the Shares granted hereunder, Participant is hereby notified that the following constitute certain of the terms, conditions and obligations of receiving, holding and potentially vesting in, and settlement of the Shares granted hereunder:
(i)Participant may receive the Plan prospectus in connection with the Form S-8 registration statement for the Plan, any updates thereto, the Plan, the Award Agreement and this Notice of Award (collectively, the “Plan Documents”) in electronic form either through the Company’s intranet, the website of the third party stock administration provider used by the Company, or another form of electronic communication (e.g., e-mail), as determined by the Company;
(ii)Participant has access to the Company’s intranet and the internet;
(iii)Participant may be required to acknowledge receipt of electronic or paper copies of the Plan Documents and the Company’s most recent annual report to stockholders; and

Adam Spector
Notice of Restricted Stock Award

(iv)Participant has familiarized himself or herself with, and has accepted the Shares subject to, the terms and provisions of the Plan Documents.
Participant may receive, without charge, upon written or oral request, paper copies of any or all of the Plan Documents, documents incorporated by reference in the Form S-8 registration statement for the Plan, and the Company’s most recent annual report to stockholders by requesting them from Stock Administration at the Company, One Franklin Parkway, San Mateo, CA 94403-1906. Telephone: (650) 312-2000. Email: stockadmin@franklintempleton.com. Participant may also withdraw Participant’s consent to receive any or all documents electronically by notifying Stock Administration at the above address in writing.
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END OF NOTICE

Adam Spector
Restricted Stock Award Agreement

FRANKLIN RESOURCES, INC.
RESTRICTED STOCK AWARD AGREEMENT
This Restricted Stock Award Agreement, together with any Exhibits or Appendix(es) attached hereto (hereinafter, collectively, this “Agreement”), is made as of the Date of Grant set forth in the Notice of Restricted Stock Award (the “Notice of Award” and together with this Agreement, the “Award Documentation”) between Franklin Resources, Inc. (the “Company”) and Adam Spector (“Participant”) to which this Agreement is attached.
WITNESSETH:
WHEREAS, the Company maintains the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (the “Plan”), authorizing the grant of common stock of the Company to eligible individuals as an incentive in connection with the performance of services for the Company and its Subsidiaries, as defined in the Plan, which is incorporated herein by this reference; and
WHEREAS, the Company has determined that it would be to the advantage and in the interest of the Company and its stockholders to award the Shares (as defined in the Notice of Award) to Participant, subject to certain restrictions, as an incentive for increased efforts and successful achievements.
NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
1.Defined Terms. Capitalized terms used but not defined in this Agreement (including the Exhibits attached hereto) shall have the same meanings ascribed to such terms in the Notice of Award or the Plan, as applicable.
2.Restricted Shares. The Company is issuing to Participant the Shares as set forth in the Notice of Award, subject to the rights of and limitations on Participant as owner thereof as set forth in this Agreement. Such Shares are being issued in book entry form and maintained on the books of Merrill Lynch, the Company’s transfer agent, or any successor thereto. All Shares issued hereunder shall be deemed issued to Participant as fully paid and non-assessable shares and, subject to the restrictions set forth in the Plan and this Agreement, Participant shall have all rights of a stockholder with respect thereto, including the right to vote, to receive dividends (including stock dividends), to participate in stock splits or other recapitalizations, and to exchange such Shares in a tender offer, merger, consolidation or other reorganization. Any cash dividend payable with respect to the Shares then-outstanding (whether vested or unvested) will be paid as and when such cash dividend is paid to the Company’s stockholders. Participant hereby acknowledges that Participant is acquiring the Shares issued hereunder for investment and not with a view to the distribution thereof, and that Participant does not intend to subdivide Participant’s interest in the Shares with any other person.
3.Transfer Restriction. No portion of the Shares issued to Participant hereunder shall be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by Participant except by will or the laws of descent and distribution; provided that no such restrictions shall apply to the Shares after the date on which they become vested pursuant to Section 4. This Section shall not preclude Participant from exchanging the Shares awarded hereunder pursuant to a cash or stock tender offer, merger, reorganization or consolidation. Any securities (including stock dividends and stock splits) received with respect to any portion of the Shares which are not yet vested under Section 4 shall be subject to the provisions of this Agreement in the same manner and shall become fully vested at the same time as the portion of the Shares with respect to which such additional securities were issued.
4.Vesting.
(a)    Participant’s interest in the Shares shall become vested and non-forfeitable in accordance with the Vesting Schedule attached hereto as Exhibit A (the “Vesting Schedule”), subject to Section 12 below. Upon vesting, the Company shall, within thirty (30) days of such vesting and provided the withholding requirements of Section 5 have been satisfied, deliver to Participant the certificate evidencing the non-forfeitable Share (free of restrictive legends on such stock certificate) or, the Committee may permit or require that such non-forfeitable Shares (free of the restrictive notations on Shares issued in book-entry form) be deposited directly with a brokerage firm or transfer agent determined acceptable to the Company for such purpose or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer.

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Restricted Stock Award Agreement

(b)    Except as set forth in the Vesting Schedule, if Participant’s Continuous Status as an Employee terminates for any reason, all Shares to the extent not yet vested in accordance with the Vesting Schedule on the date Participant’s Continuous Status as an Employee terminates shall be forfeited by Participant without payment of any consideration to Participant therefor. Additionally, if any Shares do not vest on the fourth (4th) anniversary of the Closing Date, such unvested Shares shall be forfeited by Participant without payment of any consideration to Participant therefor. Any Shares so forfeited shall be canceled and the Shares that are so forfeited shall be returned to the status of authorized but unissued Shares, to be held for future distributions under the Plan.
5.Withholding of Taxes.
(a)General. Participant is ultimately liable and responsible for all taxes owed by Participant in connection with the Shares awarded, regardless of any action the Company or any of its Subsidiaries takes with respect to any tax withholding obligations that arise in connection with the Shares awarded. Neither the Company nor any of its Subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Shares awarded or the subsequent sale of any of the Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the Shares to reduce or eliminate Participant’s tax liability.
(b)Payment of Withholding Taxes. Prior to any event in connection with the Shares awarded that the Company determines may result in any tax withholding obligation, whether United States federal, state or local taxes or any applicable foreign taxes and including any employment tax obligation (the “Tax Withholding Obligation”), Participant must agree to the satisfaction of such Tax Withholding Obligation in a manner acceptable to the Company, including by one of the following methods:
(i)By Share Withholding. Unless the Company permits Participant to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, Participant authorizes the Company (in the exercise of its sole discretion) to withhold from those unrestricted Shares to be delivered to Participant upon vesting in accordance with the Vesting Schedule the whole number of Shares sufficient to satisfy the Tax Withholding Obligation. Share withholding in accordance with the immediately preceding sentence will result in the delivery of a lower number of unrestricted Shares to Participant. Share withholding will generally be used to satisfy the tax liability of individuals subject to the short-swing profit restrictions of Section 16(b) of the Exchange Act.
(ii)By Sale of Shares. Unless the Company permits Participant to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, and provided that the terms of this clause (ii) do not violate Section 13(k) of the Exchange Act, Participant’s acceptance of the Shares awarded constitutes Participant’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those unrestricted Shares to be delivered to Participant upon vesting in accordance with the Vesting Schedule as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises or as soon thereafter as administratively practicable. Participant will be responsible for all brokers’ fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Tax Withholding Obligation, the Company agrees to pay such excess in cash to Participant. Participant acknowledges that the Company is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Tax Withholding Obligation. Accordingly, Participant agrees to pay to the Company or any of its Subsidiaries as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.
(iii)By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of days as determined by the Committee or its designee) before any Tax Withholding Obligation arises, Participant may request permission to satisfy the Tax Withholding Obligation by check, wire transfer or other means, by submitting such request, in writing, to the Company. Alternatively, the Company may require that Participant satisfy any Tax Withholding Obligation in any such manner. If the Company approves Participant’s request, or so requires, within five (5) business days of the applicable vesting date of the Shares (or such fewer number of days as determined by the Committee or its designee) Participant must deliver to the Company the amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Committee or its designee.

Adam Spector
Restricted Stock Award Agreement

6.Confidentiality and Intellectual Property. As a condition of the grant of the Shares hereunder, Participant shall have executed and delivered to the Company the Franklin Templeton Confidentiality and Intellectual Property Agreement attached hereto as Exhibit B (the “Confidentiality Agreement”) simultaneously with the execution of this Agreement. Participant acknowledges and agrees that the Award Documentation and the Confidentiality Agreement will be considered separate contracts, and the Confidentiality Agreement will survive the termination of the Award Documentation for any reason.
7.Successors. This Agreement shall (a) inure to the benefit of, and be enforceable by, the Company’s successors and assigns, and (b) be binding on Participant’s executors, administrators, heirs and successors, in the event that Participant dies and Section 3 of this Agreement applies. Nothing contained in the Plan, the Notice of Award or this Agreement shall be interpreted as imposing any liability on the Company or the Committee in favor of Participant or any purchaser or other transferee of Shares with respect to any loss, cost or expense which such Participant, purchaser or other transferee may incur in connection with, or arising out of any transaction involving, any Shares subject to the Plan, the Notice of Award or this Agreement.
8.Integration. The terms of the Plan, the Notice of Award and this Agreement are intended by the Company and Participant to be the final expression of their agreement with respect to the Shares and may not be contradicted by evidence of any prior or contemporaneous agreement. The Company and Participant further intend that the Plan, the Notice of Award and this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any arbitration, judicial, administrative or other legal proceeding involving the Plan, the Notice of Award or this Agreement. Accordingly, the Plan, the Notice of Award and this Agreement contain the entire understanding between the parties and supersede all prior oral, written and implied agreements, understandings, commitments and practices among the parties (including the “Performance Stock Grant” provisions of that certain letter agreement by and among the Company, Participant and David Hoffman, dated February 17, 2020 (the “Affiliate Letter”)). Participant understands and acknowledges that the Shares granted hereunder are made in full satisfaction to grant the Performance Stock Grant (as defined in the Affiliate Letter) to Participant under the Affiliate Letter, and the Company shall have no further obligation under the Affiliate Letter with respect to the Performance Stock Grant.
9.Waivers. Any failure to enforce any terms or conditions of the Plan, the Notice of Award or this Agreement by the Company or by Participant shall not be deemed a waiver of that term or condition, nor shall any waiver or relinquishment of any right or power for all or any other times.
10.Severability of Provisions. If any provision of the Plan, the Notice of Award or this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision thereof, and the Plan, the Notice of Award and this Agreement shall be construed and enforced as if none of them included such provision.
11.Committee Decisions Conclusive. This Agreement and the Notice of Award are administered and interpreted by the Committee and the Committee has full and exclusive discretion to interpret and administer this Agreement and the Notice of Award. All actions, interpretations and decisions of the Committee are conclusive and binding on all persons, and will be given the maximum possible deference allowed by law.
12.Forfeiture.
(a)Forfeiture Pursuant to Restatement of Financial Results. Notwithstanding anything in the Award to the contrary, in the event that (i) the Company issues a restatement of financial results to correct a material error; (ii) the Committee determines, in good faith, that fraud or willful misconduct by Participant was a significant contributing factor to the need to issue such restatement; and (iii) some or all of the shares of Stock that were granted and/or other property earned prior to such restatement by Participant would not have been granted and/or earned, as applicable, based upon the restated financial results, Participant shall immediately return to the Company those shares of Stock, property received with respect to those shares of Stock, including any cash dividends paid with respect to those shares of Stock, any pre-tax income derived from ownership and any gross proceeds from disposition of such Stock and property, that would not have been granted and/or earned based upon the restated financial results (the “Repayment Obligation”), and all such shares of Stock (whether or not vested) shall immediately be forfeited. The Company shall be able to enforce the Repayment Obligation by all legal means available, including, without limitation, by withholding such amount from other sums and property owed by the Company to Participant.
(b)Forfeiture Pursuant to Fraud or Breach of Securities Law. Notwithstanding anything in the Award Documentation to the contrary, in the event that Participant:

Adam Spector
Restricted Stock Award Agreement

(i)is convicted by any court for fraud;
(ii)is finally adjudicated by any court or is otherwise finally determined by a Regulatory Agency to be in violation of any Securities Law where the violation related to a period of time during which Participant was an employee; or
(iii)enters into a settlement agreement with a Regulatory Agency, with or without admission of any liability, in relation to or in connection with an allegation concerning a violation of any Securities Law by Participant where the violation or alleged violation related to a period of time during which Participant was an employee, and the terms of the settlement agreement result in (x) Participant making, or being required to make, payment of any penalty or a payment in lieu of any penalty or redress in respect of such violation, or alleged violation; (y) the publication of any statement of reprimand or censure; or (z) Participant suffering any other penalty including (without limitation) suspension or termination of Participant’s status for the purposes of any Securities Law, all of Participant’s Shares granted pursuant to this Agreement that have not vested shall immediately be forfeited without any payment to Participant therefor and Participant will immediately cease to have any further rights over or interest in such Shares. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that only a portion of Participant’s Shares specified by the Committee (or no such Shares) shall be forfeited.
(iv)For the purposes of this Section 12(b), the following words shall have the following meanings:
(A)“Regulatory Agency” shall mean in any jurisdiction any department of government, independent agency, authority appointed by statute or by government in connection with the supervision and/or enforcement of any Securities Law including, but not limited to, the U.S. Securities and Exchange Commission;
(B)“Securities Law” shall mean any enactment, law, statute, rule, requirement or regulation in any jurisdiction relating to Securities that is or was applicable to the Company or that is or was applicable to Participant; and
(C)“Securities” shall mean any shares, bonds, derivatives or other financial instruments or financial assets or any interest therein.
(c)Other Repayment/Forfeiture. Any benefits Participant may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (ii) similar laws, and implementing rules and regulations, of the European Union (as implemented by its member states and by the European Securities and Markets Authority) and of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to Participant.
13.Governing Law; Forum; WAIVER OF JURY TRIAL. Except where otherwise preempted by federal law, the validity, interpretation, construction, and performance of this Agreement and the Notice of Award are governed by and are to be construed under the laws of the state of Delaware applicable to agreements made and to be performed in that state, without regard to conflict of laws rules. Any dispute or claim arising out of or relating to this Agreement, the Notice of Award or claim of breach thereof shall be brought exclusively in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the United States District Court for the District of Delaware, to the extent federal jurisdiction exists, and in any court sitting in Dover, Delaware, and any applicable appellate courts. By execution of this Agreement, the Company, Participant and their respective affiliates, consent to the exclusive jurisdiction of such courts, and waive any right to challenge jurisdiction or venue in such court with regard to any suit, action, or proceeding under or in connection with this Agreement and the Notice of Award. EACH PARTY TO THIS AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.
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END OF AGREEMENT

IN WITNESS WHEREOF, the undersigned Participant acknowledges receipt of this Agreement, the Plan, and, as an express condition to the Shares, agrees to be bound by the terms of both the Award Documentation and the Plan.
FRANKLIN RESOURCES, INC.
By:    /s/ Jennifer M. Johnson
Name: Jennifer M. Johnson
Title: President and CEO, Franklin Resources, Inc.

Date: September 2, 2020

PARTICIPANT
By:    ____________________________________
Adam Spector
____________________________________
Printed Name
Date: _____________

SPOUSAL CONSENT

To the extent that Participant’s spouse and Participant are domiciled in Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin, or are otherwise entitled to the benefits of the statutes of such states, Participant’s spouse indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares.

Name	Signature Date

[Signature Page to Restricted Stock Award Agreement]

EXHIBIT A
VESTING SCHEDULE
1.Vesting Schedule. The Shares shall be subject to the vesting conditions as set forth below.
(a)General. The Shares will vest as follows, in each case, subject to Participant’s Continuous Status as an Employee through the applicable vesting date (except as set forth below):
(i)Twenty-five percent (25%) of the Shares will be vested as of the Date of Grant if and only if the Performance Criteria (as defined below) is satisfied as of such date;
(ii)An additional twenty-five percent (25%) of the Shares plus any portion of the Shares eligible to vest on a prior vesting date that did not vest as a result of the failure to satisfy the Performance Criteria as of such prior vesting date will vest on each of the first three (3) anniversaries of the Closing Date if and only if the Performance Criteria is satisfied as of such anniversary; and
(iii)In the event that the Performance Criteria was not satisfied as of the third (3rd) anniversary of the Closing Date, any unvested portion of the Shares will vest on the fourth (4th) anniversary of the Closing Date if and only if the Performance Criteria is satisfied as of such date.
(iv)Any portion of the Shares that has not vested as of the fourth (4th) anniversary of the Closing Date shall automatically be forfeited for no consideration.
The “Performance Criteria” will, as of any applicable date of determination, be satisfied if, as of such date of determination, (x) the annualized investment return of Affiliate’s Global Opportunistic Fixed Income composite (determined gross of any fees and in a manner consistent with past practices) over the trailing five (5)-year period ending on the last day of the calendar quarter immediately prior to the calendar quarter in which such date of determination occurs is greater than (y) the annualized investment return of the FTSE World Government Bonus Index (unhedged) (or its successor index) for the same trailing five (5)-year period.
(b)Good Leaver Termination. Notwithstanding the foregoing, if Participant’s Continuous Status as an Employee terminates as a result of a Good Leaver Termination, the Shares shall, subject to Participant’s satisfaction of the Release Requirement, continue to be eligible to vest as if employment had continued through each applicable vesting date and subject to satisfaction of the Performance Criteria on such vesting dates. For the avoidance of doubt, any unvested portion of the Shares shall be immediately forfeited to the Company for no consideration if Participant’s Continuous Status as an Employee terminates for any reason other than a Good Leaver Termination.
2.Defined Terms.
(a)“Affiliate” means Brandywine Global Investment Management, LLC.
(b)“Cause” means the occurrence or existence of any of the following with respect to Participant: (i) Participant’s willful refusal to perform reasonable duties or reasonable obligations owed to Affiliate or any of its affiliates, other than as a result of physical or mental illness (after giving effect to a ten (10) business day cure period, to the extent such failure or refusal is susceptible of cure); (ii) the conviction of, or plea of guilty or nolo contendere by, Participant in respect of any felony or any crime involving theft, fraud or material personal dishonesty; (iii) intentional misconduct or gross negligence by Participant in connection with Participant’s duties to Affiliate or any of its affiliates; (iv) Participant’s willful and material violation of the written policies of Affiliate or any of its affiliates (after giving effect to a ten (10) business day cure period, to the extent such failure or refusal is susceptible of cure); (v) Participant’s material breach of any agreement in effect between Participant and Affiliate or any of its affiliates, including, but not limited to, this Agreement; (vi) embezzlement or fraud committed (or attempted) by Participant or at Participant’s direction; (vii) misappropriation of any material assets or business opportunities of Affiliate or any of its affiliates by Participant or at Participant’s direction; or (viii) any material violation by Participant of any material domestic or foreign securities laws, rules or regulations including, but not limited to, those of any self-regulatory organization or authority.
(c)“Closing Date” means July 31, 2020.
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(d)“Disability” means that Participant is unable, by reason of bona fide physical or mental injury, illness or other similar cause, to perform his primary duties for a period of ninety (90) consecutive days or any one hundred and eighty days (180) days during any twelve (12) month period, and where such injury, illness or other similar cause would reasonably be expected to prevent Participant from operating or functioning in a similar capacity in the future. The foregoing determination shall be made by a licensed independent physician reasonably selected by the Company with the consent of Participant (or his authorized representative) (such consent not to unreasonably withheld, delayed or conditioned).
(e)“Good Leaver Termination” means Participant’s Continuous Status as an Employee is terminated (i) by Affiliate without Cause, (ii) by Participant for Good Reason, or (iii) as a result of Participant’s death or Disability, in each case, prior to the fourth (4th) anniversary of the Closing Date.
(f)“Good Reason” means, without Participant’s consent, (i) a material reduction to Participant’s duties, authority or responsibilities; (ii) a reduction in Participant’s base salary or Affiliate’s breach of the bonus allocation and determination provisions set forth in Section 1(d) of the RSA at the direction of either the Company or the Board of Directors of Affiliate; (iii) the material breach by the Company of the Affiliate Letter or a breach by Affiliate at the direction of the Company of any other agreement to which Participant is a party; or (iv) any requirement by the Company that Participant be based at any office or location that is not within thirty (30) miles of Participant’s current work location (excluding customary business travel). Notwithstanding the foregoing, for a termination of Participant’s employment to be treated as a termination with Good Reason (I) Participant must give the Company notice of the event or action claimed to be Good Reason within ten (10) days after Participant first has actual knowledge of such event or action, (II) Participant must give the Company at least ten (10) days to cure such event or action, and (III) failing a cure, Participant must terminate his employment within thirty (30) days after the expiration of such ten (10) day period.
(g)“Release Requirement” means Participant’s execution of a general release of claims in favor of the Company and its direct and indirect Subsidiaries promptly following Participant’s Good Leaver Termination that becomes effective within sixty (60) days following Participant’s Good Leaver Termination; provided, that such release of claims is consistent in all material respects with the language attached as Schedule I to this Exhibit A and with such other terms as may be mutually agreed by the Company and Participant.
(h)“RSA” means that certain Revenue Sharing Agreement by and among Legg Mason, Inc., Affiliate and certain Principal Officers named therein, dated as of December 5, 1997, as amended and modified on November 8, 2000 and August 9, 2004.
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SCHEDULE I TO EXHIBIT A
RELEASE PROVISION
Release and Waiver of Claims. You hereby waive and release and forever discharge the Company and its respective parent entities, subsidiaries (including Affiliate), divisions, limited partnerships, affiliated corporations, successors and assigns and their respective past and present directors, managers, officers, stockholders, partners, agents, employees, insurers, attorneys, and servants each in his, her or its capacity as such, and each of them, separately and collectively (collectively, “Releasees”), from any and all existing claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, whether or not mature or ripe, that you ever had and now have against any Releasee, including, without limitation, any claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities arising out of or in any way related to your employment with or separation from Affiliate, to any services performed for Affiliate, to any status, term or condition in such employment, or to any physical or mental harm or distress from such employment or non-employment or claim to any hire, rehire or future employment of any kind by Affiliate, all to the extent allowed by applicable law. This release of claims includes, but is not limited to, claims based on express or implied contract, compensation plans, covenants of good faith and fair dealing, wrongful discharge, claims for discrimination, harassment and retaliation, violation of public policy, tort or common law, whistleblower or retaliation claims; and claims for additional compensation or damages or attorneys’ fees or claims under federal, state, and local laws, regulations and ordinances, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Worker Adjustment and Retraining Notification Act, or equivalent state WARN act, the Employee Retirement Income Security Act, and the Sarbanes-Oxley Act of 2002. You understand that this release of claims includes a release of all known and unknown claims through the date on which this release of claims becomes irrevocable (the “Effective Date”).
Limitation of Release: Notwithstanding the foregoing, this release of claims will not prohibit you from filing a charge of discrimination with the National Labor Relations Board, the Equal Employment Opportunity Commission or an equivalent state civil rights agency, but you agree and understand that you are waiving your right to monetary compensation thereby if any such agency elects to pursue a claim on your behalf. Further, nothing in this release of claims shall be construed to waive any right that is not subject to waiver by private agreement under federal, state or local employment or other laws, such as claims for workers’ compensation or unemployment benefits or any claims that may arise after the Effective Date. In addition, nothing in this release of claims will be construed to affect any of the following claims, all rights in respect of which are reserved:
(a)Rights in respect of the Shares;
(b)Reimbursement of unreimbursed business expenses properly incurred prior to the termination date in accordance with Affiliate policy;
(c)Vested benefits to which you are entitled as a former employee under Affiliate’s employee benefit plans, incentive plans, revenue sharing arrangements and/or any other compensatory agreement to which you are a party;
(d)Any claim for unemployment compensation or workers’ compensation administered by a state government to which you are presently or may become entitled;
(e)Any claim that Affiliate has breached this release of claims; and
(f)Indemnification as a current or former director or officer of Affiliate or any of its affiliates (including as a fiduciary of any employee benefit plan), or inclusion as a beneficiary of any insurance policy related to your service in such capacity.